As filed with the Securities and Exchange Commission on January 25, 2007

Registration No. 333-124445

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Open Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	22-3173050
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

455 WINDING BROOK DRIVE
GLASTONBURY, CONNECTICUT 06033
(860) 652-3155

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

LOUIS HERNANDEZ, JR.
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
OPEN SOLUTIONS INC.
455 WINDING BROOK DRIVE
GLASTONBURY, CONNECTICUT 06033
(860) 652-3155

(Name, Address, Including Zip Code, And Telephone Number,
Including Area Code, Of Agent For Service)

TERMINATION OF REGISTRATION

     This Post-Effective Amendment relates to the Registration Statement on Form S-3 (File No. 333-124445) filed on April 29, 2005, and all amendments and supplements thereto, pertaining to the Registrant’s Senior Subordinated Convertible Notes due 2035 (the “Notes”) and shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”) issuable upon conversion of the Notes.

     The undersigned Registrant hereby removes and withdraws from registration all Notes and shares of the Company’s Common Stock registered pursuant to this Registration Statement that remain unsold thereunder.

Item 16.   Exhibits

     The following document is filed as an exhibit to this Registration Statement:

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glastonbury, state of Connecticut, on this 25th day of January 2007.

OPEN SOLUTIONS INC.

By:	/s/ Louis Hernandez, Jr.
Louis Hernandez, Jr.
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed below by the following persons in the capacties indicated on January 25, 2007.

Signature	Title

/s/ Louis Hernandez, Jr.	Chairman & Principal Executive Officer
Louis Hernandez, Jr.

/s/ Kenneth Saunders	Principal Financial & Accounting Officer
Kenneth Saunders

*	Director
Julie Richardson

*	Director
Campbell Dyer

*	Director
Christopher Gunther

     The undersigned, by signing his name hereto, does hereby sign and executive this Post-Effective Amendment to the Registration Statement on Form S-3 on behalf of the above-named officers and directors of Open Solutions Inc. on this 25th day of January, 2007, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment to the Registration Statement on Form S-3.

*By:	/s/ Louis Hernandez, Jr.
Louis Hernandez, Jr.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney